As filed with the Securities and Exchange Commission on February 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0423422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Address, including zip code, and telephone number, including area code, of principal executive offices)

James R. Gilmartin

Vice President and General Counsel

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Benjamin M. Roth, Esq.

DongJu Song, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

(212) 403-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	—	—	—	—

(1)	An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be offered at indeterminate prices. In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

BANKRATE, INC.

Common Stock

Certain of the selling stockholders described in this prospectus under the heading “Selling Stockholders,” which may include the beneficial owner of a majority of Bankrate, Inc.’s outstanding shares of common stock as well as certain of our current and former officers and directors, may offer and sell, from time to time in the future, shares of our common stock in amounts, at prices, and on other terms to be determined at the time of the offering and by any means described in this Prospectus under “Plan of Distribution.” We will bear all costs, fees and expenses in connection with offerings of the selling stockholders’ securities. The selling stockholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of our common stock. You should read this prospectus and any applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock is traded on the New York Stock Exchange under the symbol “RATE.”

Investing in our common stock involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.”

This prospectus is dated February 27, 2014.

-i-

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014, and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement hereto. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” below.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders may from time to time sell our securities in one or more offerings.

Each time the selling stockholders sell securities in an offering using this prospectus we will provide a prospectus supplement containing specific information about the terms of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the offering or the common stock. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information and documents incorporated by reference herein, as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference into this prospectus or the prospectus supplement is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

When we refer to “Bankrate”, “we”, “our”, and “us” in this prospectus, we mean Bankrate, Inc.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, revenues, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon certain assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the respective date of the document incorporated by reference or the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are discussed under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K and other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. All forward-looking information in this prospectus and documents incorporated by reference herein and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

Some of the factors that we believe could affect our results include, without limitation: the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites or mobile applications; the number of consumers seeking information on the financial products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to manage traffic on our websites or mobile applications and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategy, including without limitation our insurance quality initiative and our mobile strategy, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of defense of and resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; review of business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or the documents incorporated by reference may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.bankrate.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014;

•

The information set forth under the captions “Proposal 1: Election of Directors,” “Corporate Governance,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2013; and

•	Current Report on Form 8-K filed on September 3, 2013.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document at no cost to you by requesting them in writing or by telephone from us at the following address:

Bankrate, Inc.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

Attn: Investor Relations

Telephone: (561) 630-2400

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of these filings at the address and telephone number set forth above.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Bankrate. The agreements may contain representations and warranties by Bankrate or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

THE COMPANY

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsurance-Quotes.com, InsureMe.com, and NetQuote.com, and our online network had over 250 million visits in 2013. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates approximately 180,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 100 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Our principal executive offices are located at 11760 U.S. Highway One, Suite 200, North Palm Beach, Florida 33408. Our website is located at www.bankrate.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by selling stockholders. We will bear all costs, fees and expenses in connection with offerings of the selling stockholders’ securities. The selling stockholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our securities.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time of shares of our common stock by selling stockholders. Where applicable, information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include the beneficial owner of a majority of Bankrate’s outstanding shares of common stock as well as certain of our current and former officers and directors.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our certificate of incorporation and bylaws, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our second amended and restated certificate of incorporation (our “certificate of incorporation”), our second amended and restated bylaws (our “bylaws”) and the Delaware General Corporation Law, or “DGCL.”

General

Pursuant to our certificate of incorporation, our capital stock consists of 350,000,000 total authorized shares, of which 300,000,000 shares, par value $0.01 per share, are designated as “common stock” and 50,000,000 shares, par value $0.01 per share, are designated as “preferred stock.” As of February 18, 2014, there were 102,804,500 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights (if any) of the shares of the series, the powers, preferences and relative, participation, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof as our board of directors from time to time may adopt by resolution, subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our certificate of incorporation and our bylaws, the number of directors comprising our board of directors will be determined from time to time by our board of directors, and only a majority of the board of directors may fix the number of directors. We currently avail ourselves of the “controlled company” exception under New York Stock Exchange (“NYSE”) rules which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our board of directors and that we have compensation and nominating and governance committees composed entirely of independent directors. In the event that we cease to be a controlled company, under the NYSE rules, we will be required to (1) have a majority of independent directors on our board of directors within one year following our ceasing to be a controlled company; (2) create a nominating and governance committee of our board of directors composed entirely of independent directors within one year following our ceasing to be a controlled company; and (3) cause our compensation committee to be composed entirely of independent directors within the same time period. In addition, the NYSE transition rules will require us to have at least one independent director on each of our compensation and nominating and governance committees once we cease to be a controlled company, and a majority of these committees to be comprised of independent directors within 90 days following such event. We are currently subject to the requirement that we have an audit committee of at least three members composed entirely of independent directors. We have eight directors and each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

The Stockholders Agreement we entered into with Ben Holding S.à r.l. and certain members of our management provides that Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., and Apax Europe VII-1, L.P., which beneficially own Ben Holding S.à r.l. or any of its direct or subsequent transferees (other than pursuant to a widely distributed public sale or open market purchase) (the “Apax Holders”), are entitled to designate nominees for election to our board of directors as follows: (i) a majority of the total number of directors comprising our board of directors for so long as the Apax Holders, directly or indirectly, collectively beneficially own 50% or more of the outstanding voting power of all shares of our capital stock entitled to vote generally in the election of our directors; (ii) 30% of the total number of directors comprising our board of directors for so long as the Apax Holders, directly or indirectly, collectively beneficially own 30% or more of the outstanding voting power of all shares of our capital stock entitled to vote generally in the election of our directors; and (iii) 15% of the total number of directors comprising our board of directors for so long as the Apax Holders, directly or indirectly, collectively beneficially own 5% or more of the outstanding voting power of all shares of our capital stock entitled to vote generally in the election of our directors. Thereafter the Apax Holders will no longer be entitled to designate any nominees for election to the board of directors except pursuant to our general director nomination process generally applicable to all stockholders which is described below. For purposes of calculating the number of directors that the Apax Holders are entitled to designate pursuant to the formulas described above, any fractional amounts will be rounded up to the nearest whole number and the calculation will be made taking into account the increase in the size of our board of directors (e.g., one and one quarter (1 1/4) directors will equate to two (2) directors). All parties to the Stockholders Agreement are obligated to vote in favor of the Apax Holders’ nominees. In addition, the Apax Holders, will have the right to remove and replace any or all of its director-nominees at any time and for any reason and to designate any individual(s) to fill any such vacancies. In addition, (i) for so long as the Apax Holders, directly or indirectly, beneficially own a majority of the outstanding voting power of all shares of our capital stock entitled to vote generally in the election of our directors, at the Apax Holders’ option, a majority of the members of each committee of our board of directors will be directors nominated by the Apax Holders, and (ii) for so long as the Apax Holders, directly or indirectly, beneficially own 5% or more the outstanding voting power of all shares of our capital stock entitled to vote generally in the election of our directors, at the Apax Holders’ option, at least one member of each committee of our board of directors will be a director nominated by the Apax Holders, in each case to the extent permitted by law and applicable stock exchange rules. At the option of the Apax Holders, the Company will cause the board of directors of any of its subsidiaries (and any committees of such board) to have the same proportionate representation as the board of directors of the Company (and of each committee thereof).

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provide that stockholders do not have the right to cumulative votes in the election of directors.

Our certificate of incorporation and bylaws provides that, except to the extent otherwise provided in the Stockholders Agreement, any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, subject to the Apax Holders’ rights as described above.

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of our stockholders may be called at any time by the holders representing a majority of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors; provided, however, that from and after such time as the Apax Holders cease to beneficially own, in the aggregate, a majority of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, special meetings of our stockholders may be called at any time only by or at the direction of the chairman of our board of directors, the board of directors, a committee of the board of directors which has been designated by the board of directors.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our certificate of incorporation, our bylaws and the DGCL summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “— Preferred Stock.”

Classified Board; Number of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and the number of directors on our board may be fixed only by the majority of our board of directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors, Vacancies

Our certificate of incorporation provides that (i) prior to the first date on which the Apax Holders beneficially own less than a majority in outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, directors may be removed with or without cause upon the affirmative vote of holders representing at least a majority of the outstanding voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) on or after the date on which the Apax Holders beneficially own, in the aggregate, less than a majority but more than 10% of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, directors may be removed only for cause and only upon the affirmative vote of holders representing at least 75% of the outstanding voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class. Thereafter, directors may be removed only for cause and only upon the affirmative vote of holders representing at least a majority in outstanding voting power of all then outstanding shares of stock entitled to vote generally in the election of directors. In addition, our bylaws provide that, except as set forth in the Stockholders Agreement, any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, and in the event there is only one director remaining in office, by such sole remaining director.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Calling of Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of our stockholders may be called at any time by the holders representing a majority of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors; provided, however, that from and after such time as the Apax Holders cease to beneficially own, in the aggregate, a majority of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, special meetings of our stockholders may be called at any time only by or at the direction of the chairman of our board of directors, the board of directors, a committee of the board of directors which has been designated by the board of directors.

Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless otherwise provided in a corporation’s certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent from and after such time as the Apax Holders cease to beneficially own, in the aggregate, at least 40% of the outstanding voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting of stockholders. Our bylaws also specifies requirements as to the form and content of a stockholder’s notice. These provisions, which do not apply to the Apax Holders with respect to their board nomination rights described above, may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless, among certain other exceptions:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by out board of directors and by the affirmative vote of holders representing at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the Apax Holders, until they cease to beneficially own, in the aggregate, 10% of our voting stock, and any of their direct or indirect transferees and any group as to which such persons are a party, until any such transferee or group ceases to beneficially own, in the aggregate, 10% of our voting stock, do not constitute “interested stockholders” for purposes of this provision.

All the foregoing proposed provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our certificate of incorporation provides that, for so long as the Apax Holders have the right to nominate any directors to our board of directors as described above, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for the Apax Holders, and certain related persons or the members of the board of directors who are not our employees (including any directors who also serve as officers). We do not renounce our interest in any corporate opportunity offered to any such director or officer if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.

Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the state of Delaware (or, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiciton, another state court sitting in the State of Delaware).

Amendment of Our Certificate of Incorporation; Supermajority Provisions

The DGCL provides generally that the affirmative vote of holders representing a majority of the outstanding shares of stock entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that before the first date on which the Apax Holders cease to beneficially own more than 10% in outstanding voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, the following provisions in our certificate of incorporation may be amended only by the affirmative vote of holders representing at least 75% of the shares of common stock entitled to vote generally in the election of directors:

•	classified board (the election and term of our directors);

•	the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	filling vacancies on the board of directors and newly created directorships;

•	the indemnification provisions; and

•	the amendment provision requiring that the above provisions be amended only with a 75% majority vote.

Amendment of Our Bylaws

Our certificate of incorporation grants the board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation. Our bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors or of the stockholders; provided that, on or after the first date on which the Apax Holders cease to beneficially own a majority of, and until the first date on which the Apax Holders cease to beneficially own more than 10% of, the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, the following provisions in our bylaws may be amended only by the affirmative vote of holders representing at least 75% of the shares of common stock entitled to vote generally in the election of directors:

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding eligibility requirements for nominees for election as a director;

•	the provisions regarding the conduct of meetings of stockholders;

•	the provisions regarding the procedure and required vote for the election of directors;

•	the resignation and removal of directors;

•	filling vacancies on the board of directors;

•	the indemnification provisions; and

•	the provisions regarding bylaw amendments.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it is determined that he or she is not entitled to be indemnified.

Listing

Our common stock is listed on the NYSE under the trading symbol “RATE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell their shares of our common stock under this prospectus in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	underwriters or broker-dealers may agree with any selling stockholders to sell a number of such shares at a stipulated price per share.

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, any selling stockholder may enter into option, share lending or other types of transactions that require such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. Any selling stockholder may enter into hedging transactions with respect to our securities. For example, such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus;

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, pledged shares; or

•	enter into transactions in which an underwriter or broker-dealer makes purchases as principal for resale for its own account or through other types of transactions.

The prospectus supplement with respect to each series of securities will state the terms of the offering, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers.

If any selling stockholders use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of the common stock, the shares may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares.

If indicated in an applicable prospectus supplement, we or selling stockholders may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If 5% or more of the net proceeds of any offering made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz will pass upon for us the validity of the securities offered hereby. If any legal matters in connection with offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except for the SEC registration fee.

SEC registration fee*
The NYSE listing fee*
The Financial Industry Regulatory Authority Inc. filing fee*
Transfer agent’s fee*
Printing and engraving expenses*
Legal and accounting fees and expenses*
Miscellaneous*

Total*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) provides that, in general, a corporation may indemnify any person who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director or officer of Bankrate, against liability incurred in connection with such proceeding, not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a company may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person is adjudged liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the DGCL further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (2) a transaction from which the director or officer derived an improper personal benefit; (3) in the case of a director, circumstances under which the director has voted for or assented to a distribution made in violation of the DGCL or such corporation’s Certificate of Incorporation; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

We have entered into Director Indemnification Agreements with each of our directors whereby we agree to fully indemnify and hold harmless each such director if such director was or is a party to, among other things, any threatened, pending or completed action, suit, arbitration, investigation or inquiry, whether civil, criminal, administrative or investigative, by reason of such director’s status as a director, officer, manager, employee, agent or fiduciary of Bankrate. Bankrate currently has such an insurance policy covering its directors and officers to insure against certain losses incurred by them. A director will not be indemnified against any claim for which payment has actually been made under any insurance policy or other indemnity provision, for an accounting of profits made from the purchase and sale of securities of Bankrate, in connection with any proceeding initiated by the director or if it is adjudicated that the director failed to act in good faith and in a manner such director reasonably believed to be in, or not opposed to, the best interests of Bankrate. The agreement lasts for so long as such director is a director, officer, employee or agent of Bankrate and for so long as such person is subject to any proceeding by reason of such status.

We anticipate that any Underwriting Agreement filed as Exhibit 1.1 hereto will also contain certain provisions pursuant to which certain officers, directors and controlling persons of Bankrate may be entitled to be indemnified by the underwriters named therein.

Item 16. Exhibits, Financial Statements and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation of Bankrate, Inc. (incorporated by reference to Bankrate, Inc.’s Registration Statement on Form S-8 (333-175000))

3.2	Second Amended and Restated By-Laws of Bankrate, Inc. (incorporated by reference to Bankrate, Inc.’s Registration Statement on Form S-8 (333-175000))

4.1	Form of common stock certificate of the Company (incorporated by reference to Bankrate, Inc.’s Registration Statement on Form S-1 (333-173550))

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 27 day of February, 2014.

BANKRATE, INC.

By:	/s/ Edward J. DiMaria
Name:	Edward J. DiMaria
Title:	Senior Vice President, Chief Financial Officer

Each person whose signature appears below constitutes and appoints Kenneth S. Esterow, Edward J. DiMaria and James R. Gilmartin and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below

Signature	Title	Date

/s/ Kenneth S. Esterow Kenneth S. Esterow	President, Chief Executive Officer And Director (Principal Executive Officer)	February 27, 2014

/s/ Edward J. DiMaria Edward J. DiMaria	Senior Vice President – Chief Financial Officer (Principal Financial Officer And Principal Accounting Officer)	February 27, 2014

/s/ Peter C. Morse Peter C. Morse	Chairman of the Board and Director	February 27, 2014

/s/ Seth Brody	Director	February 27, 2014
Seth Brody

/s/ Michael J. Kelly	Director	February 27, 2014
Michael J. Kelly

/s/ Bruce Nelson	Director	February 27, 2014
Bruce Nelson

/s/ Richard Pinola	Director	February 27, 2014
Richard Pinola

/s/ Christian Stahl	Director	February 27, 2014
Christian Stahl

/s/ Mitch Truwit	Director	February 27, 2014
Mitch Truwit